[Letterhead of]
                                Bennett Jones



                                                                   Exhibit 5.1




John S. Burns, Q.C.
Direct Line: (403) 298-3451
e-mail: burnsj@bennettjones.ca
Our File No.: 26880-68




                                                               October 8, 1999



Chieftain International, Inc.
1201 TD Tower
10088 - 102 Avenue
Edmonton, Alberta T5J 2Z1

Dear Sirs:

Re:  Chieftain International, Inc.
     Registration Statement on Form S-3

          We have acted as counsel for Chieftain International, Inc., a corporation organized under the laws of the Province of Alberta (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to (i) Common Shares, (ii) Preferred Shares, (iii) Debt Securities, and (iv) Warrants. The Common Shares, Preferred Shares, Debt Securities and Warrants are referred to herein, collectively, as the "Offered Securities". The Offered Securities being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, (the "Securities Act").

          Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities will be issued under an Indenture in the form of Exhibit 4.1 to the Registration Statement (the "Indenture") to be executed by the Company and an institution as identified in such Indenture, as Trustee (the "Trustee"). The Preferred Shares will be issued pursuant to a resolution of the Board of Directors of the Company relating to a particular series of Preferred Shares. The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company and one or more institutions as identified in the applicable Warrant Agreement.

          In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including without limitation the following:
(a) the Articles of Incorporation, as amended, of the Company; (b) the By-laws of the Company; (c) the form of Indenture attached to the Registration Statement as Exhibit 4.1; and (d) the minutes of the Board of Directors of the Company.





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Chieftain International, Inc.        2               October 8, 1999




          Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;
(ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with the applicable federal and state securities laws and the laws of such other jurisdictions in which the Offered Securities are offered or issued and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized , created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion as follows:

          The Company is duly incorporated and is a validly existing corporation under the laws of the Province of Alberta.

          With respect to Debt Securities to be issued under the Indenture, when (A) the Trustee is qualified to act as Trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law).

          With respect to Preferred Shares, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Shares, the terms of the offering thereof and related matters, including the adoption of a resolution of the Board relating to such Preferred Shares and the filing of the resolution of the Board with the Registrar of Corporations of the Province of Alberta, and (B) certificates representing the Preferred Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the Preferred Shares will be validly issued, fully paid and nonassessable.




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Chieftain International, Inc.        3               October 8, 1999



          With respect to Common Shares, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters and (B) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the Common Shares will be validly issued, fully paid and nonassessable.

          With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters,
(B) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

          We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                             Yours truly,

                                             BENNETT JONES

                                             By: /s/ John S. Burns
                                                ----------------------------
                                                 John S. Burns, Q.C.